UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011

	Exact Name of Registrant as Specified in its Charter,	I.R.S. Employer
Commission	State of Incorporation, Address of Principal Executive	Identification
File Number	Offices and Telephone Number	Number
001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200
NOT APPLICABLE
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 19, 2011, Great Plains Energy Incorporated (“Great Plains Energy”) issued $350,000,000 aggregate principal amount of 4.85% Notes due 2021 (the “Notes”), pursuant to an Underwriting Agreement, dated May 16, 2011, among Great Plains Energy, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named therein. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (333-159131) of Great Plains Energy (the “Registration Statement”).
In connection with the issuance and sale of the Notes, Great Plains Energy entered into the several agreements and other instruments listed in Item 9.01 of this Current Report on Form 8-K and filed as exhibits hereto. These exhibits are incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.

1.1	Underwriting Agreement dated May 16, 2011 among Great Plains Energy, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters named therein.

4.1	Fourth Supplemental Indenture dated as of May 19, 2011 between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion dated May 19, 2011 of Dewey & LeBoeuf LLP.

23.1	Consent of Dewey & LeBoeuf LLP (contained in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED
/s/ Michael W. Cline
Michael W. Cline
Vice President–Investor Relations and Treasurer

Date: May 19, 2011